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EXHIBIT 32


                         SECTION 1350 CERTIFICATIONS OF
              CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

          In connection with the Report of Net2Phone, Inc. (the "Company") on Form 10-Q for the fiscal quarter ended April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen
M. Greenberg, the Chief Executive Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: June 14, 2004


                                             /s/ Stephen M. Greenberg
                                             ------------------------
                                             Stephen M. Greenberg
                                             Chief Executive Officer

          In connection with the Report, I, Arthur Dubroff, the Chief Financial Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: June 14, 2004


                                             /s/ Arthur Dubroff
                                             ------------------
                                             Arthur Dubroff
                                             Chief Financial Officer